Exhibit 32.2

Written Statement of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of Partners Trust Financial Group, Inc. (the "Company"), hereby certifies that to her knowledge on the date hereof:

(a) the Form 10-Q of the Company for the Quarterly Period Ended March 31, 2007, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Amie Estrella
Amie Estrella
Senior Vice President, Chief Financial Officer and Corporate Secretary
Date: May 9, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Partners Trust Financial Group, Inc. and will be retained by Partners Trust Financial Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.